Exhibit 8.1       Principal Subsidiaries of the Registrant



Name                                                              Jurisdiction of Incorporation

Ryanair Limited                                                              Ireland
Darley Investments Limited*                                                  Ireland
Ryanair.com Limited                                                          Ireland
Buzz Stansted Ltd.*                                                       United Kingdom


* These subsidiaries are wholly owned by Ryanair Limited, which in turn is wholly owned by Ryanair Holdings plc.